Exhibit 99.2

For Immediate Release

Ignite Restaurant Group Acquires Romano’s Macaroni Grill

- Third Polished Casual Concept Joins Joe’s Crab Shack and Brick House Tavern + Tap Brands -

Houston, TX—(BUSINESS WIRE)—February 6, 2013—Ignite Restaurant Group (Nasdaq: IRG) today announced that it has agreed to acquire Romano’s Macaroni Grill (“Macaroni Grill”) for approximately $55.0 million in an all-cash transaction from private equity firm Golden Gate Capital, management and investors. The acquisition will be funded through a $50 million upsizing of the Company’s existing credit facility. The Company plans to close the acquisition late in the second quarter of 2013 and expects the transaction to be accretive to earnings in 2014.

Romano’s Macaroni Grill, which opened its first restaurant in 1988, currently owns and operates 186 units and franchises five units across 36 states.  Additionally, the brand franchises an additional 19 units throughout nine U.S. territories and foreign countries. For the twelve month period ending December 31, 2012, Romano’s Macaroni Grill generated approximately $385 million in revenues.  Average unit volumes are approximately $2.1 million.

Blending 20 years of tradition with innovative Italian cooking, Macaroni Grill provides a rich dining experience matched with an authentic Italian menu. From bronze-cut Italian pastas with seasonal ingredients to grilled steak, seafood, hand stretched pizzas and flatbreads, and decadent desserts; a visit to Macaroni Grill is truly an affordable indulgence. The high quality authentic Italian ingredients, honor system house wine and opera singers showcase the restaurant’s heritage, while the open kitchen, brick ovens and festive atmosphere bring energy to every meal.  In addition to their restaurants, the brand also features a line of packaged food products based on dishes offered by the restaurant.

Ray Blanchette, President and Chief Executive Officer of Ignite Restaurant Group, stated, “As a pioneer in the polished casual segment and with a similar operating format to our existing brands, Macaroni Grill is an ideal complement to the Ignite family of brands. We intend to leverage the unique atmosphere and enhance the high quality menu that has been a hallmark of Macaroni Grill since its inception. We believe that our operations, brand management and real estate portfolio strengths provide tangible opportunities to elevate the brand experience and drive shareholder value.  We have a history of driving operating improvements at Joe’s Crab Shack and we believe we have identified significant opportunities and synergies that we will leverage over the next twelve months and beyond.  We are excited that this acquisition will transform Ignite into a company with three high quality casual dining brands, almost one billion in revenues, and significant earnings growth potential over time.”

Josh Olshansky, Managing Director of Golden Gate Capital, added, “We are pleased with the outcome of our successful investment in Macaroni Grill and believe the Company is well positioned for the future.  Ignite is a great strategic partner to help take Macaroni Grill to its next phase of growth.”

2013 Combined Store Count and Revenue Projections

Unit Count

	Pre-transaction	Acquired in transaction	Planned 2013 growth	Project unit count EOY Fiscal 2013

Joe’s Crab Shack	129
Brick House Tavern + Tap	15
	144		14	158
Romano’s Macaroni Grill
Company-owned		186	(3)	183
Franchised		24		24
Total	144	210	11	365

Planned 2013 net growth considers as many as 11 net new locations. As previously announced the Company will open 14 new Joe’s Crab Shack and/or Brick House units and convert as many as two units. Additionally, as many as three Romano’s Macaroni Grill units may be closed or converted to Joe’s or Brick House units during fiscal 2013.

Fiscal 2013 Projected Revenues (amounts in millions)

	Ignite Restaurant Group	Romano’s Macaroni Grill	Total	% Increase as a result of combination

Forecasted IRG 2013	$510 to $520	$180 to $190	$690 to $710	36%

Pro Forma 2013 Revenues (1)	$510 to $520	$380 to $400	$890 to $920	76%

(1)         Pro Forma 2013 Revenues assumes the  acquisition occurred on January 1, 2013 and reflects an additional $200 million to $210 million of Romano’s Macaroni Grill revenue over our forecasted IRG 2013 revenue.

The Company’s forecasted revenues are based in part on the following assumptions:

•                  As many as 16 new Joe’s Crab Shack and/or Brick House restaurants, including two potential conversions,

•                  An approximate 1% comparable sales increase, and

•                  The transaction closing late in the second quarter of 2013 and including approximately 7 additional months of revenue over and above the revenue assumed for forecasted IRG 2013. Actual revenue may differ materially from forecasted and pro forma revenue

Acquisition-Related Costs

The Company expects to incur approximately $8 million in acquisition related costs, of which approximately $7 million will be expensed at the close or within the first six months post-close.  These costs include legal, accounting and bank fees, as well as, specific integration costs such as relocation and severance.

KeyBanc Capital Markets is serving as exclusive financial advisor to Ignite Restaurant Group.  Additionally, KeyBank National Association and Bank of America Merrill Lynch are Joint Lead Arrangers and Joint Bookrunners on the transaction financing.

Conference Call

The Company will host a conference call with an accompanying slide presentation to discuss the acquisition today at 5:00 PM Eastern Daylight Time. Hosting the call will be Ray Blanchette, President and Chief Executive Officer, and Michael Dixon, Senior Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing 888-298-3457 or for international callers by dialing 719-325-2332. The slide presentation will be available ahead of the call and can be accessed at www.igniterestaurants.com under the “Investors” section. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 8988434. The replay will be available until February 13, 2013. The call will also be webcast live from the Company’s website at www.igniterestaurants.com, also under the “Investors” section.

About Ignite Restaurant Group

Ignite Restaurant Group, Inc. owns and operates 129 Joe’s Crab Shacks and 15 Brick House Tavern + Taps. Each brand offers a variety of high-quality, chef-inspired food and beverages in a distinctive, casual, high-energy atmosphere. Joe’s Crab Shack and Brick House Tavern + Tap operate in a diverse set of markets across the United States.

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with over $12 billion of capital under management. The principals of Golden Gate have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Golden Gate is one of the most active investors in multi-unit consumer companies in the country. Representative investments include Payless ShoeSource, Coldwater Creek, Pacific Sunwear, California Pizza Kitchen, Eddie Bauer, J.Jill, Express, Zales, and On the Border Mexican Grill and Cantina. For additional information, visit www.goldengatecap.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Examples of forward-looking statements in this press release include our forecasted revenue for fiscal 2013, our pro forma revenues for 2013 assuming the Romano’s Macaroni Grill transaction occurred on January 1, 2013, and our estimated acquisition costs.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Registration Statement on Form S-1/A, filed on May 8, 2012 with the Securities and Exchange Commission (SEC), as supplemented by the risk factors included in the Company’s Quarterly Report on Form 10-Q for the twelve and thirty-six weeks ended September 12, 2012 (which can both be found at the SEC’s website www.sec.gov) and each such risk factor is specifically incorporated into this press release. In addition, we are subject to risks and uncertainties regarding our ability to close the Romano’s Macaroni Grill acquisition and the timing for any such closing, our ability to successfully finance the acquisition, our ability to integrate Romano’s Macaroni Grill into Ignite, our ability to realize expected synergies from the acquisition and when the benefits from any synergies will be realized, the level of fees, expenses and charges related to the acquisition, and our ability to timely implement appropriate internal controls and disclosure controls with respect to the Macaroni Grill assets following the acquisition and satisfy requirements to file Macaroni Grill financial information with the SEC. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-

looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Investor Relations for Ignite Restaurant Group

Fitzhugh Taylor

(203) 682-8261

fitzhugh.taylor@icrinc.com

Media Relations for Ignite Restaurant Group

Liz Brady DiTrapano

(646) 277-1226

liz.brady@icrinc.com

Media Contact for Golden Gate Capital

Paul Kranhold or Jenny Gore

(415) 618-8750